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                                   EXHIBIT 11
                                   ----------
                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                   COMPUTATIONS OF EARNINGS (LOSS) PER COMMON
                          AND COMMON EQUIVALENT SHARE
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                                                                THREE MONTHS                       NINE MONTHS
                                                          ENDED SEPTEMBER 30, 1994           ENDED SEPTEMBER 30, 1994
                                                         ---------------------------         -------------------------
Loss for the period (A)

  Before cumulative effect of accounting change:                 $(3,104,000)                      $ (4,380,000)
  Cumulative effect of accounting change                                  --                         (6,594,000)
                                                                 -----------                       ------------

  Net loss                                                       $(3,104,000)                      $(10,974,000)
                                                                 ===========                       ============

Weighted common shares outstanding during the period              26,174,000                         25,948,000

Net additional shares in excess of 20% of
  outstanding issuable pursuant to
  modified treasury stock method                                          --                                 --
                                                                 -----------                       ------------

  Total common and common equivalent shares (B)                   26,174,000                         25,948,000
                                                                 ===========                       ============

Loss per common and common equivalent shares (A)/(B):
    Before cumulative effect of accounting change                $      (.12)                      $       (.17)
    Cumulative effect of accounting change                                --                               (.25)
                                                                 -----------                       ------------

    Net loss                                                     $      (.12)                      $       (.42)
                                                                 ===========                       ============


                                                                 THREE MONTHS               NINE MONTHS
                                                           ENDED SEPTEMBER 30, 1993   ENDED SEPTEMBER 30, 1993
                                                                           FULLY                       FULLY
                                                            PRIMARY       DILUTED       PRIMARY       DILUTED
                                                          -----------   -----------   -----------   -----------
Earnings for the period (A)

  Before cumulative effect of accounting change:          $ 7,358,000   $ 7,358,000   $17,744,000   $17,744,000
  Cumulative effect of accounting change                           --            --     1,864,000     1,864,000
                                                          -----------   -----------   -----------   -----------

  Net earnings                                              7,358,000     7,358,000    19,608,000    19,608,000

Adjustment of net income for the period for assumed
  interest income, net of the tax effect, pursuant to
  modified treasury stock method                                6,000            --         6,000            --
                                                          -----------   -----------   -----------   -----------

Adjusted net earnings                                     $ 7,364,000   $ 7,358,000   $19,614,000   $19,608,000
                                                          ===========   ===========   ===========   ===========

Weighted common shares outstanding during the period       25,168,000    25,168,000    24,879,000    24,880,000

Net additional shares in excess of 20% of
  outstanding issuable pursuant to
  modified treasury stock method                            1,947,000     2,085,000     1,741,000     2,085,000
                                                          -----------   -----------   -----------   -----------

  Total common and common equivalent shares (B)            27,115,000    27,253,000    26,620,000    26,965,000
                                                          ===========   ===========   ===========   ===========

Earnings per common and common equivalent shares (A)/(B):

     Before cumulative effect of accounting change        $       .27   $       .27   $       .67   $       .66
     Cumulative effect of accounting change                        --            --           .07           .07
                                                          -----------   -----------   -----------   -----------

     Net earnings                                         $       .27   $       .27   $       .74   $       .73
                                                          ===========   ===========   ===========   ===========
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